Exhibit 99.1
ITEM 1. Business.
Company Overview
At TI, we design and make semiconductors that we sell to electronics designers and manufacturers all over the world. We began operations in 1930. We are incorporated in Delaware, headquartered in Dallas, Texas, and have design, manufacturing or sales operations in more than 35 countries. We have three segments: Analog, Embedded Processing and Other. We expect Analog and Embedded Processing to be our primary growth engines in the years ahead, and we therefore focus our resources on these segments.
We were the world's fourth largest semiconductor company in 2012 as measured by revenue, according to preliminary estimates from an external source.
Financial information with respect to our segments and our operations outside the United States is contained in the note to the financial statements captioned “Segment and geographic area data” and is incorporated herein by reference.
Product Information
Semiconductors are electronic components that serve as the building blocks inside modern electronic systems and equipment. Semiconductors come in two basic forms: individual transistors and integrated circuits (generally known as “chips”) that combine multiple transistors on a single piece of material to form a complete electronic circuit. Our products, more than 100,000 orderable parts, are integrated circuits that are used to accomplish many different things, such as converting and amplifying signals, interfacing with other devices, managing and distributing power, processing data, canceling noise and improving signal resolution. This broad portfolio includes products that are integral to almost all electronic equipment.
We sell catalog and, to a lesser extent, custom semiconductor products. Catalog products are designed for use by many customers and/or many applications and are sold through both distribution and direct channels. The majority of our catalog products are proprietary, but some are commodity products. The life cycles of catalog products generally span multiple years, with some products continuing to sell for decades after their initial release. Custom products are designed for a specific customer for a specific application, are sold only to that customer and are typically sold directly to the customer. The life cycles of custom products are generally determined by end-equipment upgrade cycles and can be as short as 12 to 24 months.
Our segments represent groups of similar products that are combined on the basis of similar design and development requirements, product characteristics, manufacturing processes and distribution channels, and how management allocates resources and measures results. Additional information regarding each segment's products follows.
Analog
Analog semiconductors change real-world signals - such as sound, temperature, pressure or images - by conditioning them, amplifying them and often converting them to a stream of digital data that can be processed by other semiconductors, such as digital signal processors (DSPs). Analog semiconductors are also used to manage power in every electronic device, whether plugged into a wall or running off a battery. We estimate that we sell our Analog products to more than 100,000 customers. These sales generated about 55 percent of our revenue in 2012. According to external sources, the worldwide market for analog semiconductors was about $39 billion in 2012. Our Analog segment's revenue in 2012 was about $7.0 billion, or about 18 percent of this fragmented market, the leading position. We believe that we are well positioned to increase our market share over time.
Our Analog segment includes the following major product lines: High Volume Analog & Logic (HVAL), Power Management (Power), High Performance Analog (HPA) and Silicon Valley Analog (SVA).

HVAL products: These include both high-volume analog and logic products. High-volume analog includes integrated analog products for specific applications, including custom products. End markets for high-volume analog products include communications, automotive, computing and many consumer electronics products. Logic includes some commodity products marketed to many different customers for many different applications.
Power products: These include both catalog and application-specific products that help customers manage power in any type of electronic system. We design and manufacture power management semiconductors for both portable devices

(battery-powered devices, such as handheld consumer electronics, laptop computers and cordless power tools) and line-powered systems (products that require an external electrical source, such as computers, digital TVs, wireless basestations and high-voltage industrial equipment).
HPA products: These include catalog analog products, such as amplifiers, data converters and interface semiconductors, that we market to many different customers who use them in manufacturing a wide range of products sold in many end markets, including the industrial, communications, computing and consumer electronics markets. HPA products generally have long life cycles, often more than 10 years.
SVA products: These consist of products that we acquired through our purchase of National Semiconductor Corporation (National) in 2011. These include power management, data converter, interface and operational amplifier catalog analog products, nearly all of which are complementary to our other Analog products. This portfolio of thousands of products is marketed to many different customers who use them in manufacturing a wide range of products sold in many end markets. SVA products generally have long life cycles, often more than 10 years.
Embedded Processing
Embedded Processing products are the “brains” of many electronic devices. Compared with general purpose microprocessors that perform many different tasks, embedded processors are designed to handle specific tasks and can be optimized for various combinations of performance, power and cost, depending on the application. The devices vary from simple, low-cost products used in electric toothbrushes to highly specialized, complex devices used in wireless basestation communications infrastructure equipment. Our Embedded Processing products are used in many end markets, particularly industrial, automotive and communications infrastructure.
An important characteristic of our Embedded Processing products is that our customers often invest their own research and development (R&D) to write software that operates on our products. This investment tends to increase the length of our customer relationships because many customers prefer to re-use software from one product generation to the next.
Sales of Embedded Processing products generated about 18 percent of our revenue in 2012. According to external sources, the worldwide market for embedded processors was about $17 billion in 2012. Our Embedded Processing segment's revenue in 2012 was about $2.3 billion. This was the number two position and represented about 13 percent of this fragmented market. We believe we are well positioned to increase our market share over time.
Our Embedded Processing segment includes the following major product lines: Processors, Microcontrollers and Connectivity.
Processor products: These include DSPs and applications processors. DSPs perform mathematical computations almost instantaneously to process or improve digital data. Applications processors like our embedded OMAPTM and SitaraTM products run an industry-standard operating system and perform multiple complex tasks, often communicating with other systems.
Microcontroller products: Microcontrollers are self-contained systems with a processor core, memory and peripherals that are designed to control a set of specific tasks for electronic equipment. Microcontrollers tend to have minimal requirements for memory and program length, with no operating system and low software complexity. Analog components that control or interface with sensors and other systems are often integrated into microcontrollers. Microcontroller products also include radio frequency identification (RFID) products, which are frequently used in automotive applications and sold along with our microcontroller products.
Connectivity products: Connectivity products enable electronic devices to seamlessly connect and transfer data, and the requirements for speed, data capability, distance and power vary depending on the application. Our Connectivity products support many wireless technologies to meet these requirements, including low-power wireless network standards like Zigbee® and other technologies like Bluetooth®, WiFi, GPS and Near Field Communications. Our Connectivity products are usually designed into customer devices alongside our processor and microcontroller products, enabling data to be collected, transmitted and acted upon.
Other
Other includes revenue from our smaller product lines, such as DLP® (primarily used in projectors to create high-definition images), custom semiconductors known as application-specific integrated circuits (ASICs) and calculators. It includes royalties received for our patented technology that we license to other electronics companies and revenue from transitional supply agreements related to acquisitions and divestitures. We also include revenue, about $1.2 billion in 2012, from our baseband products and from our OMAP applications processors and connectivity products sold into smartphone and consumer tablet applications, all of which are product lines that we have previously announced we are exiting. We expect this revenue to substantially cease by the end of 2013. Other generated about $3.6 billion in 2012.
We also include in Other restructuring charges and certain acquisition-related charges that are not used in evaluating results of and allocating resources to our Analog and Embedded Processing segments. These acquisition-related charges include certain fair-value adjustments, restructuring charges, transaction expenses, acquisition-related retention bonuses and amortization of intangible assets. Other also includes certain corporate-level items, such as litigation and environmental costs, insurance proceeds, and assets and liabilities associated with our centralized operations, such as our worldwide manufacturing, facilities and procurement operations.

Applications for Our Products
The table below lists the major end markets that used our products in 2012 and the approximate percentage of our 2012 product revenue that the market represented. The chart also lists the most frequent applications and our products used within these key markets.

End Market	Applications	TI Products
Communications (31% of product revenue)	Phones and infrastructure equipment Mobile connectivity solutions (including wireless LAN, global positioning systems, Bluetooth®, NFC) Video conferencing	Analog, Embedded Processing, Other
Computing (25% of product revenue)	Printers Hard disk drives Monitors and projectors Notebooks, netbooks, desktop computers and servers Tablets	Analog, Embedded Processing, Other
Industrial (17% of product revenue)
Digital power controls:
Switch mode power supplies
Uninterruptible power supplies
Motor controls:
Heating/ventilation/air conditioning
Industrial control motor drives
Power tools
Copiers
Security:
Biometrics (fingerprint identification and authentication) Intelligent sensing (smoke and glass-breakage detection) Video analytics (surveillance)
Smart metering
Test and measurement
Point of service/portable data terminals
Medical diagnostic and monitoring equipment
LED lighting
Factory automation
Analog, Embedded Processing, Other
Consumer Electronics (13% of product revenue)	Digital cameras Gaming Home and portable audio/visual equipment Home appliances Personal navigation devices eBook readers Pico projectors	Analog, Embedded Processing, Other
Automotive (11% of product revenue)	Safety systems Driver information/entertainment Power train Body systems	Analog, Embedded Processing, Other
Education (3% of product revenue)	Handheld graphing and scientific calculators and peripheral hardware Educational software	Other
Market Characteristics
Product cycle
The global semiconductor market is characterized by constant, though generally incremental, advances in product designs and manufacturing processes. Semiconductor prices and manufacturing costs tend to decline over time as manufacturing processes and product life cycles mature.
Market cycle
The “semiconductor cycle” is an important concept that refers to the ebb and flow of supply and demand. The semiconductor market historically has been characterized by periods of tight supply caused by strengthening demand and/or insufficient manufacturing capacity, followed by periods of surplus inventory caused by weakening demand and/or excess manufacturing capacity. These are typically referred to as upturns and downturns in the semiconductor cycle. The semiconductor cycle is affected by the significant time and money required to build and maintain semiconductor manufacturing facilities.
Seasonality
Our revenue and operating results are subject to some seasonal variation. Our semiconductor sales generally are seasonally weaker in the first and fourth quarters and stronger in the second and third quarters, as manufacturers prepare for the major holiday selling seasons. Calculator revenue is tied to the U.S. back-to-school season and is therefore at its highest in the second and third quarters.
Competitive landscape
We face significant global competition from numerous large and small companies, including both broad-based suppliers and niche suppliers. Our competitors also include emerging companies, particularly in Asia, that sell products into the same markets in which we operate. We believe that competitive performance in the semiconductor market generally depends on several factors, including the breadth of a company's product line, the strength and depth of the sales network, technological innovation, technical support, customer service, quality, reliability, price and scale.
The primary competitive factors for our Analog products include design proficiency, a diverse product portfolio to meet wide-ranging customer needs, manufacturing process technologies that provide differentiated levels of performance, applications and sales support, and manufacturing expertise and capacity. Our primary Analog competitors include Analog Devices, Inc.; Fairchild Semiconductor Corporation; Freescale Semiconductor, Inc.; Infineon Technologies AG; Intersil Corporation; Linear Technology Corporation; Maxim Integrated Products, Inc.; NXP Semiconductors N.V.; QUALCOMM Incorporated; Richtek Technology Corporation; and STMicroelectronics NV.
The primary competitive factors for our Embedded Processing products are the ability to design and cost-effectively manufacture products, system-level knowledge about targeted end markets, installed base of software, software expertise, applications and sales support, and a product's performance and power characteristics. Primary competitors of our Embedded Processing segment include Atmel Corporation; Broadcom Corp.; Freescale Semiconductor, Inc.; Infineon Technologies AG; Microchip Technology, Inc.; NVIDIA Corporation; NXP Semiconductors N.V.; QUALCOMM Incorporated; Renesas Electronics Corporation; and STMicroelectronics NV.
Manufacturing
Semiconductor manufacturing begins with a sequence of photo-lithographic and chemical processing steps that fabricate a number of semiconductor devices on a thin silicon wafer. Each device on the wafer is tested, the wafer is cut into individual units and each unit is assembled into a package that then is usually retested. The entire process takes place in highly specialized facilities and requires an average of 12 weeks, with most products completing within 8 to 16 weeks.
The cost and lifespan of the equipment and processes we use to manufacture semiconductors vary by technology. Our Analog products and most of our Embedded Processing products can be manufactured using mature and stable, and therefore less expensive, equipment than is needed for manufacturing advanced CMOS logic products, such as our OMAP products.
We own and operate semiconductor manufacturing facilities in North America, Asia, Japan and Europe. These include both wafer fabrication and assembly/test facilities. Our facilities require substantial investment to construct and are largely fixed-cost assets once in operation. Because we own much of our manufacturing capacity, a significant portion of our operating cost is fixed. In general, these fixed costs do not decline with reductions in customer demand or utilization of capacity, potentially hurting our profit margins. Conversely, as product demand rises and factory utilization increases, the fixed costs are spread over increased output, potentially benefiting our profit margins.
We expect to maintain sufficient internal wafer fabrication capacity to meet the vast majority of our production needs. To supplement our internal wafer fabrication capacity and maximize our responsiveness to customer demand and return on capital, our wafer manufacturing strategy utilizes the capacity of outside suppliers, commonly known as foundries, and subcontractors. In 2012, we sourced about 20 percent of our total wafers and about 75 percent of our advanced CMOS logic needs from external foundries.
In 2011, we initiated closure of an older wafer fabrication facility in Hiji, Japan, and another in Houston, Texas. We expect to complete these plant closures in 2013.

Inventory

Our inventory practices differ by product, but we generally maintain inventory levels that are consistent with our expectations of customer demand. Because of the longer product life cycles of catalog products and their inherently lower risk of obsolescence, we generally carry more inventory of those products than custom products. Additionally, we sometimes maintain catalog-product inventory in unfinished wafer form, as well as higher finished-goods inventory of low-volume products, allowing greater flexibility in periods of high demand. We also have consignment inventory programs in place for our largest customers and some distributors.
Design Centers
Our design centers provide design, engineering and product application support as well as after-sales customer service. The design centers are strategically located around the world to take advantage of key technical and engineering talent and proximity to key customers.
Customers
Our products are sold to original equipment manufacturers (OEMs), original design manufacturers (ODMs), contract manufacturers and distributors. (An OEM designs and sells products under its own brand that it manufactures in-house or has manufactured by others. An ODM designs and manufactures products for other companies, which then sell those products under their own brand.) In 2012, no single customer accounted for 10 percent or more of our revenue.
Sales and Distribution
We market and sell our semiconductor products through a direct sales force, distributors and authorized third-party sales representatives. We have sales or marketing offices in 34 countries worldwide and have expanded our sales networks in the emerging markets of China, India and Eastern Europe over the last few years. Distributors located around the world account for about 50 percent of our revenue. Our distributors maintain an inventory of our products and sell directly to a wide range of customers. They also sell products from our competitors. Our distribution network holds a mix of distributor-owned and TI-consigned inventory. Over time, we expect this mix will shift more toward consignment. We sell our calculator products primarily through retailers and instructional dealers.
Acquisitions, Divestitures and Investments
From time to time we consider acquisitions and divestitures that may strengthen or better focus our business portfolio. We also make investments directly or indirectly in private companies. Investments are focused primarily on next-generation technologies and markets strategic to us. In September 2011, we acquired National Semiconductor Corporation.

Backlog
We define backlog as of a particular date as firm purchase orders with a customer-requested delivery date within a specified length of time. As customer requirements and industry conditions change, orders may be, under certain circumstances, subject to cancellation or modification of terms such as pricing, quantity or delivery date. Customer order placement practices continually evolve based on customers' individual business needs and capabilities, as well as industry supply and capacity considerations. Accordingly, our backlog at any particular date may not be indicative of revenue for any future period. Our backlog of orders was $1.17 billion at December 31, 2012, and $1.39 billion at December 31, 2011.
Raw Materials
We purchase materials, parts and supplies from a number of suppliers. In some cases we purchase such items from sole source suppliers. The materials, parts and supplies essential to our business are generally available at present, and we believe that such materials, parts and supplies will be available in the foreseeable future.
Intellectual Property
We own many patents, and have many patent applications pending, in the United States and other countries in fields relating to our business. We have developed a strong, broad-based patent portfolio and continually add patents to that portfolio. We also have agreements with numerous companies involving license rights and anticipate that other license agreements may be negotiated in the future. In general, our license agreements have multi-year terms and may be renewed after renegotiation.
Our semiconductor patent portfolio is an ongoing contributor to our revenue. We do not consider our business materially dependent upon any one patent or patent license, although taken as a whole, our rights and the products made and sold under patents and patent licenses are important to our business.
We often participate in industry initiatives to set technical standards. Our competitors may also participate in the same initiatives. Participation in these initiatives may require us to license our patents to other companies.
We own trademarks that are used in the conduct of our business. These trademarks are valuable assets, the most important of which are “Texas Instruments” and our corporate monogram. Other valuable trademarks include OMAPTM and DLP®.
Research and Development
Our R&D expense was $1.88 billion in 2012, compared with $1.72 billion in 2011 and $1.57 billion in 2010. Our primary areas of R&D investment are Analog and Embedded Processing products.
We conduct most of our R&D internally. However, we also closely engage with a wide range of third parties, including software suppliers, universities and select external industry consortia, and we collaborate with our foundry suppliers on semiconductor manufacturing technology.
From time to time we may terminate R&D projects before completion or decide not to manufacture and sell a developed product. We do not expect that all of our R&D projects will result in products that are ultimately released for sale, or that our projects will contribute significant revenue until at least a few years following completion.
Executive Officers of the Registrant
The following is an alphabetical list of the names and ages of the executive officers of the company and the positions or offices with the company presently held by each person named:

Name	Age	Position
Niels Anderskouv	43	Senior Vice President
Stephen A. Anderson	51	Senior Vice President
Brian T. Crutcher	40	Senior Vice President
R. Gregory Delagi	50	Senior Vice President
David K. Heacock	52	Senior Vice President
Joseph F. Hubach	55	Senior Vice President, Secretary and General Counsel
Sami Kiriaki	52	Senior Vice President
Melendy E. Lovett	54	Senior Vice President (President, Education Technology)
Kevin P. March	55	Senior Vice President and Chief Financial Officer
Robert K. Novak	47	Senior Vice President
Kevin J. Ritchie	56	Senior Vice President
John J. Szczsponik, Jr.	52	Senior Vice President
Richard K. Templeton	54	Director; Chairman of the Board; President and Chief Executive Officer
Teresa L. West	52	Senior Vice President
Darla H. Whitaker	47	Senior Vice President
The term of office of the above-listed officers is from the date of their election until their successor shall have been elected and qualified. All executive officers of the company have been employees of the company for more than five years. Mses. Lovett, West and Whitaker and Messrs. Delagi, Heacock, Hubach, March, Ritchie and Templeton have served as executive officers of the company for more than five years. Messrs. Anderson and Novak became executive officers of the company in 2008. Mr. Szczsponik became an executive officer of the company in 2009. Messrs. Crutcher and Kiriaki became executive officers of the company in 2010. Mr. Anderskouv became an executive officer of the company in 2012.

Employees
At December 31, 2012, we had 34,151 employees.
Available Information
Our Internet address is www.ti.com. Information on our web site is not a part of this report. We make available, free of charge, through our investor relations web site our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, as soon as reasonably practicable after they are filed with the SEC. Also available through the TI investor relations web site are reports filed by our directors and executive officers on Forms 3, 4 and 5, and amendments to those reports.
Available on our web site at www.ti.com/corporategovernance are: (i) our Corporate Governance Guidelines; (ii) charters for the Audit, Compensation, and Governance and Stockholder Relations Committees of our board of directors; (iii) our Code of Business Conduct; and (iv) our Code of Ethics for TI Chief Executive Officer and Senior Financial Officers. Stockholders may request copies of these documents free of charge by writing to Texas Instruments Incorporated, P.O. Box 660199, MS 8657, Dallas, Texas, 75266-0199, Attention: Investor Relations.